EXHIBIT 10.2
                              LADD FURNITURE, INC.

                          1998 LONG-TERM INCENTIVE PLAN

                            SHAREHOLDER VALUE PROGRAM

                                 PLAN HIGHLIGHTS

1. The Long-Term Incentive Program consists of an annual award of the following two elements:

         -        Stock Option Grants

         - Performance Bonus payable in cash and stock at the end of a 3-year planning period (1998-2000).

2. Award levels are based on the participant's base salary in effect when the award is granted as follows:

         a)       LADD President (CEO)
                           Stock Options                 15,000
                           Target Performance Bonus      40% of Base Salary

         b)       LADD Executive Vice Presidents
                           Stock Options                 9,000
                           Target Performance Bonus      30% of Base Salary

         c)       Casegoods Operating Presidents
                           Stock Options                 6,000
                           Target Performance Bonus      20% of Base Salary

         d)       Other Designated Participants
                           Stock Options                 4,000
                           Target Performance Bonus      10% of Base Salary

3. Valuation of Performance Bonus at the end of the 3-year planning period will be based on the following performance criteria achieved by LADD Furniture, Inc. Performance will be measured by total annual compounded stockholder return (TSR) of LADD Furniture, Inc. common stock from 1/1/98 to 12/31/00 versus a peer group defined by SIC Code 251 Household Furniture Index as utilized by Media General Financial Services Inc. and incorporated in LADD's annual Proxy to Shareholders.

4. The Performance Bonus will be valued at the end of the performance period (12/31/2000) using a graduated scale as follows:




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                                                                    EXHIBIT 10.2

          TSR Level I        TSR Level II       Bonus as a % of Target
          -----------        ------------       ----------------------
          Below Peers      Below Peers                    0%
          At Peers         At Peers                      50%
          110% of Peers    Peers + 1% Point             100%
          120% of Peers    Peers + 2% Point             150%
          130% of Peers    Peers + 3% Point             200%
          140% of Peers    Peers + 4% Point             250%
          150% of Peers    Peers + 5% Point             300%


         Payments for Performance Bonus earned will be made no later than 75 days after the fiscal year end. Payments will be made 50% in cash and 50% in shares of LADD common stock.

         Payout will be determined and paid on the lower of TSR Level I or TSR Level II -- ie, Peer Group total return is 5% and LADD is 6%, LADD return is 120% of Peers (TSR Level I) but only 1 point (TSR Level II). Payout would be based on TSR Level II or 100% of Target.

5. Stock Options will be granted at market price on the day of the grant, and, as long as the participant remains an employee of LADD, will be vested as follows:


                   After 1 Year                          25%
                   After 2 Years                         50%
                   After 3 Years                         75%
                   After 4 Years                        100%

6. The participant must be an employee at the end of the planning period to receive any payment for the Performance Bonus. If the participant changes LADD business units during the planning period, a pro-rata share of the earned Performance Bonus will be granted for the period the individual participated in the Long-Term Incentive Program in the respective business units.

7. Participants who enter the plan other than at the beginning of the planning period will receive stock options and performance bonus as recommended by management and approved by the Compensation Committee and the Board of Directors.

8. When a plan participant retires (minimum age 55), dies or becomes disabled during a three-year plan period, the Compensation Committee and the Board of Directors will determine the amount and terms of payment of performance bonus earned.



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                                                                    EXHIBIT 10.2

9. The company has the sole right to exclude from the operating profits of each organizational unit items such as, but not limited to, extraordinary income from the sale of assets, litigation recoveries, income or expenses attributable to changes in accounting methods, bad debt charges and inventory valuations and similar items. Such determinations will be made without recourse by an Incentive Plan participant as to the effect, if any, on the incentive payment amount.


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